UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2018

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
EX-99.1
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

On November 5, 2018, the Board of Directors (the “Board”) of LogMeIn, Inc. (the “Company”) elected to increase the size of the Board to ten (10) members and appointed Ita M. Brennan as a director. Ms. Brennan has been designated a class III director and will serve until the Company’s 2021 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified. Ms. Brennan was also appointed to serve on the Board’s Audit Committee.

Since May 2015, Ms. Brennan has served as the Chief Financial Officer at Arista Networks, Inc., a leading provider of software-defined networking (SDN) solutions for large datacenter, cloud computing, high-performance computing and high-frequency trading environments. Prior to joining Arista, Ms. Brennan served as the Chief Financial Officer of QuantumScape Corporation, a designer and manufacturer of solid-state lithium metal batteries, from March 2014 to May 2015. Prior to QuantumScape, Ms. Brennan served in a number of key finance roles, including Chief Financial Officer, for Infinera Corporation, one of the world’s largest providers of optical transmission equipment for the telecommunications service provider market, from July 2006 to February 2014. From 1997 to 2006, Ita held various roles at Maxtor Corporation, a multi-billion dollar information storage solutions company, including Vice President of Finance for the Company’s Worldwide Operations. Ms. Brennan is also a fellow of the Institute of Chartered Accountants and a public accounting alumna of Deloitte and Touche, having worked at the firm in both Ireland and the United States. Ms. Brennan was recommended to the Board by the Company’s Nominating and Corporate Governance Committee, in accordance with the provisions of its charter. The Company believes Ms. Brennan’ qualifications to serve on the Board include her financial and accounting expertise as well as her experience as a senior finance executive for a number of publicly held software and technology companies.

There are currently no arrangements or understandings between Ms. Brennan and any other person pursuant to which Ms. Brennan was selected as a director. There are currently no transactions in which Ms. Brennan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s director compensation policy, Ms. Brennan will receive an annual retainer of $50,000 for her service as a director, an annual retainer of $10,000 for her service on the Audit Committee and reimbursement for any out-of-pocket expenses incurred in connection with attending the Company’s board meetings. It is expected that Ms. Brennan will be granted a restricted stock unit award at the next regularly scheduled meeting of the Company’s Board.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press release entitled “LogMeIn Names Ita Brennan to Board of Directors,” issued by the Company on November 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: November 6, 2018	By:	/s/ Michael J. Donahue
Michael J. Donahue
SVP, General Counsel & Secretary